Exhibit (d)(19)

August 27, 2019

WisdomTree Asset Management, Inc.

Attention: Jonathan Steinberg

245 Park Avenue, 35th Floor

New York, NY 10167

With a copy to:

WisdomTree Asset Management, Inc.

Attention: Legal Department

245 Park Avenue, 35th Floor

New York, NY 10167

Dear Mr. Steinberg,

Pursuant to that certain Sub-Advisory Agreement between WisdomTree Asset Management, Inc. (the “Investment Adviser”) and Mellon Investments Corporation (the “Sub-Adviser”) dated as of January 1, 2013, as amended (the “Agreement”), the Sub-Adviser hereby provides the Investment Adviser with (i) an amended and restated Appendix A to the Agreement in the form attached hereto and (ii) amended and restated Appendices B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8 and B-9, as attached hereto.

In particular, this amendment does the following:

(a)	adds one (1) fund to Appendices A and B-1, specifically the WisdomTree Cloud Computing Fund;

(b)	amend the Minimum Annual Fee per Fund from July 1, 2019 until July 1, 2021 in Appendices B-2, B-3, B-4, B-5, B-6, B-7, B-8, B-9;

(c)	amend the Rate applied to Total Annual Fund Operating Expenses in Appendix B-6

Sincerely,

/s/ Rose Huening-Clark
Name: Rose Huening-Clark
Title: Managing Director

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

Acknowledged and agreed:

WisdomTree Asset Management, Inc.

By:	/s/ Jonathan Steinberg
Name:	Jonathan Steinberg
Title:	Chief Executive Officer and President

Mellon Investments Corporation

By:	/s/ Rose Huening-Clark
Name:	Rose Huening-Clark
Title:	Managing Director

APPENDIX A

TO

SUB-ADVISORY AGREEMENT

Effective as of September 4, 2019

FUNDS FOR WHICH MELLON INVESTMENTS CORPORATION ACTS AS SUB-ADVISER

ALTERNATIVE FUNDS

WisdomTree Managed Futures Strategy Fund

WisdomTree CBOE S&P 500 PutWrite Strategy Fund

WisdomTree CBOE Russell 2000 PutWrite Strategy Fund

WisdomTree High Yield Corporate Bond PutWrite Strategy Fund

CURRENCY AND INTERNATIONAL FIXED INCOME FUNDS

WisdomTree Chinese Yuan Strategy Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

DOMESTIC EQUITY FUNDS

WisdomTree U.S. Total Dividend Fund

WisdomTree U.S. Dividend ex-Financials Fund

WisdomTree U.S. High Dividend Fund

WisdomTree U.S. LargeCap Dividend Fund

WisdomTree U.S. MidCap Dividend Fund

WisdomTree U.S. SmallCap Dividend Fund

WisdomTree U.S. Total Market Fund (f/k/a WisdomTree U.S. Total Earnings Fund)

WisdomTree U.S. LargeCap Fund (f/k/a WisdomTree U.S. Earnings 500 Fund)

WisdomTree U.S. Quality Shareholder Yield Fund

WisdomTree U.S. MidCap Fund (f/k/a WisdomTree U.S. MidCap Earnings Fund)

WisdomTree U.S. SmallCap Fund (f/k/a WisdomTree U.S. SmallCap Earnings Fund)

WisdomTree U.S. Quality Dividend Growth Fund

WisdomTree U.S. SmallCap Quality Dividend Growth Fund

WisdomTree Balanced Income Fund

WisdomTree Cloud Computing Fund

INTERNATIONAL EQUITY FUNDS

WisdomTree International Equity Fund

WisdomTree International High Dividend Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Global High Dividend Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree India Earnings Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Global ex-U.S. Quality Dividend Growth Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Asia Pacific ex-Japan Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

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WisdomTree Emerging Markets High Dividend Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Middle East Dividend Fund

WisdomTree Global ex-US Real Estate Fund

WisdomTree Emerging Markets Quality Dividend Growth Fund

WisdomTree Emerging Markets Consumer Growth Fund

WisdomTree Japan Hedged SmallCap Equity Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree International Hedged Quality Dividend Growth Fund

WisdomTree China ex-State-Owned Enterprises Fund

WisdomTree Europe Quality Dividend Growth Fund

WisdomTree Emerging Markets ex-State-Owned-Enterprises Fund

WisdomTree Europe Hedged SmallCap Equity Fund

WisdomTree Europe Multifactor Fund (f/k/a WisdomTree Dynamic Currency Hedged Europe Equity Fund)

WisdomTree Japan Multifactor Fund (f/k/a WisdomTree Dynamic Currency Hedged Japan Equity Fund)

WisdomTree Dynamic Currency Hedged International Equity Fund

WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund

WisdomTree International Quality Dividend Growth Fund

WisdomTree Emerging Markets Dividend Fund

WisdomTree Global ex-Mexico Equity Fund

WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund

WisdomTree India ex-State-Owned Enterprises Fund

WisdomTree Modern Tech Platforms Fund

FIXED INCOME INFLATION HEDGED FUNDS

WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund

WisdomTree Negative Duration U.S. Aggregate Bond Fund

WisdomTree Interest Rate Hedged High Yield Bond Fund

WisdomTree Negative Duration High Yield Bond Fund

FIXED INCOME FUNDS

WisdomTree Floating Rate Treasury Fund

WisdomTree Yield Enhanced U.S. Aggregate Bond Fund

WisdomTree Yield Enhanced Global Aggregate Bond Fund

WisdomTree Yield Enhanced International Aggregate Bond Fund

MULTI ASSET FUNDS

WisdomTree Dynamic Bearish U.S. Equity Fund

WisdomTree Dynamic Long/Short U.S. Equity Fund

WisdomTree U.S. Multifactor Fund

WisdomTree 90/60 U.S. Balanced Fund

WisdomTree Emerging Markets Multifactor Fund

WisdomTree International Multifactor Fund

The Investment Adviser hereby appoints Mellon Investments Corporation, and Mellon Investments Corporation hereby accepts appointment, as the Sub-Adviser for the Fund(s) set forth above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE

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COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

WISDOMTREE ASSET MANAGEMENT, INC.		MELLON INVESTMENTS CORPORATION

By:	/s/ Jonathan Steinberg	By:	/s/ Rose Huening-Clark
	Name: Jonathan Steinberg		Name: Rose Huening-Clark
	Title: CEO and President		Title: Managing Director

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